EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We  hereby  consent  to  the   incorporation   by  reference  in  this
Registration Statement on Form S-8 of our report dated February 19, 2001 relating to the consolidated financial statements and financial statement schedules of the First American Corporation, which appears in the First American Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.




PricewaterhouseCoopers LLP
Orange County, CA

June 13, 2001